October 25, 2005

1097885 Alberta Ltd.                                            Frontier Energy Resources Corp.
5924 - Dalridge Hill NW                                             7045 Wild Wave Drive
Calgary, Alberta                                              Las Vegas, NV 89131
T3A 1L9
Fax: 403- 202-7390                                                       Angels Exploration Fund Inc.
                                                                      118 -8th Ave NW
                                      Calgary Alberta T2M OA4

Re:	Farmin Proposal and Letter Agreement Twp - 48 Rge - 13 -W5M NW ¼ Section 25, SE ¼ Section 36, SW ¼ Section 36 and the P&NG “Area of Interest” contained in the “Confidentiality Agreement”.

Dear Sirs:

This letter (the “Agreement”) outlines the terms upon which Frontier Energy Resources Corp., an Alberta corporation, and a wholly owned subsidiary of Frontier Energy Corp., a Nevada corporation (collectively “Frontier”) proposes to farmin (the “Farmin”) on certain lands known as the Nisku Reef Project (hereinafter “Nisku Reef”), located in North Central Alberta.

1. Definitions and Schedules

1.1
In this Agreement, the definitions provided by the 1997 CAPL Farmout and Royalty Procedure (the “Farmout and Royalty Procedure”), Article 1.01, will apply; however, unless inconsistent therewith or unless the context otherwise requires, specific terms will have the meanings set forth below:

(a)	“1097885 Alberta Ltd.” means 1097885 Alberta Ltd., the “Farmor” under this Agreement; Frontier Energy Resources Corp. means the “Farmee” under this Agreement;

(b)	“CAPL” means the Canadian Association of Petroleum Landmen;

(c)	“Contract Depth” means a depth sufficient to penetrate at least 20 meters below the base of the Nisku Formation, or 3300 meters subsurface, whichever occurs first;

(d)	“Farmin Lands” means those lands described in Schedule “A, Part 1” hereto; and

(e)	“Well” means a well drilled on the Farmin Lands.

1.2	The following Schedules are attached to and deemed to form part of this Agreement:

(a)	Schedule “A, Part 1” - describes the Title documents and Farmout P&NG Leases and “Part 2” describes the “P&NG Area of Interest”;

(b)
Schedule “B, Part 1” - 1997 CAPL Farmout and Royalty Procedure (Elections and Amendments) for all Farmor Lease holdings and “Part 2” - 1997 CAPL Farmout and Royalty Procedure (Elections and Amendments) for all Farmor “P&NG Area of Interest” non-lease holdings that the Farmee may farmout from Other P&NG Lease holders.

(c)
Schedule “C” - All technical information (drilling, seismic, geological, farm-in agreements on Confidential Agreement Lands, etc.) to be supplied by Frontier to 1097885 Alberta Ltd. pursuant to the Farmout and Royalty Procedure.

2. Test Well

2.1 On or before July 30, 2006, Frontier (the “Farmee”) will, subject to surface access and all regulatory approvals, commence the drilling of a test well (the “First Test Well”) at Frontier’s pre-determined location on the Farmin Lands. Frontier will drill the First Test Well diligently and continuously to Contract Depth and either complete, cap or abandon the First Test Well.

Option wells

2.3
The farmee shall have the option to drill additional wells on previously unearned lands on a rolling option basis to earn the same as the first farmin Test Well. The farmee may elect to drill additional wells within 90 days of rig release of the first farmin Test Well. It shall spud the option well within 45 days of its election to do so, subject to surface access, all regulatory approvals and rig availability. Failure to elect within the time frame will cancel the Farmees right to earn any further interest.

3. Interest Earned

3.1
Provided Frontier has fulfilled its obligations under Section 2 of this Agreement, Frontier will, subject to Article 3.00 of the Farmout and Royalty Procedure, have earned 90% Working Interest and Angels Exploration Fund Inc. shall have earned a 10% net carried interest of 1097885 Alberta Ltd.’s working interest in the Farmin Lands, identified in Schedule “A” Part 1. In exchange for the above, 1097885 Alberta Ltd. shall retain a 15% Gross Overriding Royalty (GORR) with a right of conversion of the GORR in part or in whole at a rate of 1% GORR to 3% Working Interest (WI) on all Farmed-out Lease formations (Example: 15% GORR converted would be 45% WI), if so elected by 1097885 Alberta Ltd. An election can take place on 30 days written notice, after payout, as described in Article 6.00 of the Farmout and Royalty Procedure shown in Schedule “B”, Part 1:.

3.2
In the event Frontier/Angels farms-in on P&NG Lease rights not held by 1097885 Alberta Ltd. within the “Confidential Agreement Lands” as identified in Schedule “B, Part 2”, Frontier/Angels will assign to 1097885 Alberta Ltd. a GORR convertible to a working interest. An election can take place on 30 days written notice, after payout, as described in Article 6.00 of the Farmout and Royalty Procedure shown in Schedule “B, Part 2: The GORR/WI is to be determined as follows:

1.
for the Nisku formation: a 15% GORR times the working interest percent negotiated for the said lands and be convertible to a working interest on a 1 GORR to 3 WI basis, if so elected by 1097885 Alberta Ltd. (example: say Frontier/Angels negotiates a 50% WI then the GORR assigned to 1097885 Alberta Ltd. would be 15% * 50% = 7.50% GORR convertible to a working interest of 3/1*7.50% = 22.50%WI), and

2.	for any formation up-hole of the Nisku: 50% of the GORR/WI calculated in Article 3.2.1.

3.3 In the event Frontier/Angels arranges for another entity to participate in the farmin, any non-refundable benefits received shall be shared with 1097885 Alberta Ltd. on the same basis as the GORR, 15% of said benefit.

4. Substitute Well

4.1
Frontier may, during the course of drilling the First Test Well or the Second Test Well, abandon it and within 30 days of the time of such abandonment, commence and thereafter diligently and continuously carry on the drilling of a Substitute Well at a location mutually agreed to by all parties on the Farmin Lands to Contract Depth and either complete, cap or abandon the Substitute Well. In such event, the earning provisions as set forth herein will apply to the Substitute Well with the same force and effect.

5.	Assignment

5.1
Frontier will have the right to contract with an industry partner to share its obligations hereunder; however, unless a written amendment to this Agreement is executed by all involved parties, no such arrangements will reduce or otherwise affect Frontier’s obligations hereunder. Upon earning an interest in the Farmin Lands, the 1993 CAPL Assignment Procedure will apply.

6.	Operator

6.1
Frontier has the absolute discretion in appointing the operator (the “Operator”) of all drilling programs conducted pursuant to this Agreement, and Well operations will be performed in accordance with the 1990 CAPL Operating Procedures.

7.	Title

7.1	1097885 Alberta Ltd. represents and warrants and Frontier has verified to its satisfaction and agrees that:

(a)
1097885 Alberta Ltd. has acquired the petroleum and natural gas rights that include the Nisku Formation in Alberta Crown Leases 050409826, 0505060813, 0505020195 via crown sale of P&NG rights in the Province of Alberta Canada.

(b)	1097885 Alberta Ltd. has complied with all the terms of Alberta Energy leasing regulations to the extent necessary to maintain the Farmin Lands in force and effect as of the date hereof; and

(c)	the Farmin Lands are not currently subject to any contracts for the sale of petroleum substances.

8.	Abandonment and Reclamation Costs

8.1
1097885 Alberta Ltd. will have the right for a 24 hour period following notice from Frontier to 1097885 Alberta Ltd. of its intention to abandon the First Test Well, to take over such Well at their sole cost and expense and conduct such further tests or other operations that they may wish to do. Failure to respond to such notice will be deemed an election not to take over such Well. In the event 1097885 Alberta Ltd. elects not to take over the First Test Well, Frontier agrees that it will pay all reclamation costs associated with all operations to the satisfaction of the provincial regulations. This obligation will survive the termination of this Agreement.

9.	Termination

9.1
In the event Frontier does not fulfil its obligations under Section 2 of this Agreement, this Agreement will terminate and the interest in the Farmin Lands will revert to the interests prior to this Agreement,

9.2	If the Exchange has not approved this Agreement in whole within 4 months of the signing data, this Agreement may be terminated on written notice by 1097885 Alberta Ltd.,,

9.3
The drilling obligations described in Sections 2.2 and 2.3 will be at the sole discretion of Frontier. In the event Frontier does not fulfil its drilling obligations under Section 2 of this Agreement, this Agreement will terminate and the interest in the Farmin Lands will revert to the interests prior to this Agreement

9.4	Not withstanding the preceding, after termination neither party will be indebted to the other.

10.	Regulatory Approval

10.1	The obligations of Frontier in pursuance of this Agreement are subject to receipt of all requisite regulatory and Exchange approval.

11.	Counterpart Execution

11.1	This Agreement may be executed in counterpart. All of the executed counterpart pages when taken together will constitute the Agreement. Facsimile signatures are acceptable and binding.

12.	Lease Rentals

12.1
Lease Rentals will be shared in accordance with the working interests in the Farmin Lands and will be transacted by 1097885 Alberta Ltd. until Frontier earns the said leases, under Section 2. Frontier will be responsible for lease rental payments on behalf of 1097885 Alberta Ltd. on any leases not owned by 1097885 Alberta Ltd. but obtained by Frontier within the P&NG “Area of Interest”.

13.	Shared Information

13.1
The parties agree that all information shared between them concerning the Farmin Lands and the development thereof will be held in confidence and will not be used for any purposes other than completing this transaction and matters directly related thereto.

14.	General

14.1
Prior to the generation of the initial Authorization For Expenditure (A.F.E.) on the First Test Well, each of the parties will bear its own out-of-pocket costs, including legal, accounting, engineering and consulting expenses, incurred in connection with the subject matter hereof.

14.2
The rights and obligations of the parties hereunder will be binding on and endure to the benefit of and be enforceable by each of the parties hereto, and their respective successors and permitted assigns. Except as provided herein, the rights or obligations of the parties may not be assigned by any party hereto without the consent of the other parties hereto.

14.3
This Agreement will be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein. The parties hereto irrevocably attorn to the jurisdiction of the courts of the Province of Alberta.

14.4	Any notices required hereunder will be given by delivery to the addressee, whether by hand, by facsimile or by registered mail, to the address on the first page of this Agreement.

14.5
This Agreement constitutes the entire agreement between the parties hereto and no variation of the terms hereof will be binding unless the same is contained in a written document that is signed by all parties.

14.6	Wherever any term or condition of any Schedule conflicts or is at variance with any term or condition in the body hereof, the latter will prevail.

14.7
Each party will from time to time perform all such further acts and execute and deliver all further documents as may be reasonably required in order to fully perform its obligations under this Agreement.

If this reflects your understanding of the terms and conditions agreed upon, please sign and return two counterpart pages to the attention of Kevin Tattersall for distribution to the parties.

Very truly yours,

Name /s/ Bob Genesi
Bob Genesi, President
Frontier Energy Resources Corp.

Nisku Reef - Farmin & Participation Agreement

Accepted and agreed to this 25th day of October 2005.

1097885 ALBERTA LTD.   FRONTIER ENERGY RESOURCES CORP.

/s/ Peter Forrest    /s Bob Genesi
Per:       Per:

Name/Title: PETER FORREST, President. Name/Title: BOB GENESI, President

/s/ Colin Reid
Per:       ANGELS EXPLORATION FUND INC.
Name/Title: COLIN REID, Vice-President
/s/ Kevin Tattersal
Per:      .

Name/Title: KEVIN TATTERSALL, President

Nisku Reef - Farmin & Participation Agreement

Schedule “A”

attached to and forming part of the Farmin Agreement dated October 25, 2005 between Frontier Energy Resources Corp./ Angels Exploration Fund Inc. and 1097885 Alberta Ltd.

P&NG “Area of Interest”

1.0 1097885 Alberta Ltd. P&NG Leases

Farmin Lands	Title Lease Documents	Lease Rights	Title Interest	Encumbrances
SE1/4, Sec36 Twp48 R13 W5 NW ¼ Sec25 Twp48 R13W5 SW1/4 Sec36, Twp48 R13W5	0505060813 0504090826 0505020195	Below Base of Shunda Below Base of Banff Below Base of Shunda	1097885 Alberta Ltd. - 100%	Crown Lessor Royalty

2.0 Other P&NG Leases

All P&NG Leases (excluding Leases shown above) in Sections 19, 30 & 31 Twp 48 R12 W5M , Section 6 Twp 49R12 W5M, Sections 23, 24, 25, 26, 35, & 36 Twp 48 R 13 W5M, and Sections 1&2, Twp 49 R13 W5M

Note: In the event of any P&NG Lease discrepancy with Alberta Energy, Alberta Energy shall prevail.

Nisku Reef - Farmin & Participation Agreement

Schedule “B” To be completed as per intent of preceding terms attached to and forming part of a Farmin Agreement dated October 25, 2005 between Frontier Energy Resources Corp./ Angels Exploration Fund Inc. and. 1097885 Alberta Ltd.

Part 1 - Farmout and Royalty Procedure Elections - 1097885 Alberta Leases

1. Effective Date (subclause 1.01(f)) - October 25, 2005

2. Payout (subclause 1.01(t), if Article 6.00 applies) -  Alternate A   X

Alternate B

Alternate B options, if applicable BOE(m3) of Equivalent Production in   years

3. Incorporation of Clause From 1990 CAPL Operating Procedure (Clause 1.02)

(i) Insurance (311) Alternate A -  X  Alternate B -

4. Article 4.00 (Option Wells) will  X /will not    apply

5. Article 4.00 (Overriding Royalty) will  X /will not    apply

6. Quantification of Overriding Royalty (subclause 5.01A, if applicable)

(i) Crude Oil (a)- Alternate -  2

If Alternate 1 applies,   NA %

If Alternate 2 applies, 15% , min.5%, max. 15%

(ii) Other (b)- Alternate -  2

If Alternate 1 applies,   NA %

If Alternate 2 applies,   15% min.____%, max. ____%

7. Permitted Deduction (5.04B, if applicable) - Alternate -  NA

8. Article 6.00 (Conversion of Overriding Royalty) will X will not    apply

If Article 6.00 applies, conversion to   45% of Working Interest in Clause 6.04A

9. Article 8.00 (Area of Mutual Interest) will  X /will not   apply

10. Reimbursement of Land Maintenance Costs (clause 11.02) will X /will not  apply

If applies, reimbursement of  All costs Based on Working/Carried Interest Percentage

Nisku Reef - Farmin & Participation Agreement

Schedule “B” To be completed as per intent of preceding terms attached to and forming part of a Farmin Agreement dated October 25, 2005 between Frontier Energy Resources Corp./ Angels Exploration Fund Inc. and. 1097885 Alberta Ltd.

Part 2 - Farmout and Royalty Procedure Elections - Other Leases

1. Effective Date (subclause 1.01(f)) - October 25, 2005

2. Payout (subclause 1.01(t), if Article 6.00 applies) -  Alternate A   X

Alternate B

Alternate B options, if applicable  BOE( m3) of Equivalent Production in   years

3. Incorporation of Clause From 1990 CAPL Operating Procedure (Clause 1.02)

(i) Insurance (311) Alternate A -  X  Alternate B -

4. Article 4.00 (Option Wells) will  X /will not    apply

5. Article 4.00 (Overriding Royalty) will  X /will not    apply

6. Quantification of Overriding Royalty (subclause 5.01A, if applicable)

(i)Crude Oil (a)- Alternate -  2

If Alternate 1 applies,   NA %

If Alternate 2 applies, Defined in Clause 3.2.1 , min.5%, max. 15%

(ii)Other (b)- Alternate -  2

If Alternate 1 applies,   NA %

If Alternate 2 applies,  Defined in Clause 3.2.2 , min.__%, max. __%

7. Permitted Deduction (5.04B, if applicable) - Alternate -  NA

8. Article 6.00 (Conversion of Overriding Royalty) will X /will not    apply

If Article 6.00 applies, conversion to  see Clause 3.2  of Working Interest in Clause 6.04A

9. Article 8.00 (Area of Mutual Interest) will  X /will not   apply

10. Reimbursement of Land Maintenance Costs (clause 11.02) will X /will not apply

If applies, reimbursement of All costs based on Working/Carried Interest Percentage

Nisku Reef - Farmin & Participation Agreement

Schedule “C”

attached to and forming part of the Farmin Agreement dated October 25, 2005 between Frontier Energy Resources Corp./ Angels Exploration Fund Inc. and 1097885 Alberta Ltd.

WELL INFORMATION REQUIREMENT SHEET

1097885 Alberta Ltd. 5924 Dalridge Hill NW Calgary Alberta T3A 1L9
Company	Frontier Energy Resources Corp./ Angels Exploration Fund Inc.
WELL NAME
WELL DATA REQUIREMENT SHEET	# of Copies
Prior to Spud
Well License	1
Survey Plat	1
Geologic Prognosis	1
During Drilling
Daily Drilling Reports	1
24 hours notice to coring, testing and logging	X
Field Prints of logs	1
Post Drilling
Geologic and Drilling Report	1
Drill Stem Test Reports	1
Oil, Gas and Water Analysis	1
Core Analysis Report	1
Directional Surveys	1
During Completion
Completion program c/w perf interval	1
Daily Completion reports	1
Production tests	1
Oil, gas and water analysis	1
Fax #: 403 -202 -7390

Mail reports to 1097885 Alberta Ltd. at above address, Attn: Peter Forrest.